                                                                     EXHIBIT 1.1

                         ANADARKO PETROLEUM CORPORATION
                                 DEBT SECURITIES
                                 TERMS AGREEMENT


                                                 Dated: March 5, 2002


To:      Anadarko Petroleum Corporation
         17001 Northchase Drive
         Houston, Texas 77060
         Attention: Vice President and Treasurer


Re:      Underwriting Agreement (Standard Provisions) Debt Securities 2001



Title of Securities:  6 1/8% Notes due 2012

Indenture:        Dated as of March 9, 2001 between Anadarko Petroleum
                  Corporation (the "Company") and The Bank of New York

Principal amount to be issued: $400,000,000

Current ratings:           Baa1/BBB+

Interest rate:             Payable: March 15 and September 15 beginning
                                    September 15, 2002

Date of maturity:          March 15, 2012

Public offering price:     98.698%

Purchase price:            98.048%

Specified funds for payment of purchase price: Same day DTC funds

Closing date and location: March 8, 2002 in the City of New York

Lock-up Period:            None



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Additional co-managers, if any: None

Subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof to the same extent as if such terms and provisions had been set forth in full herein, the Company agrees to sell and Salomon Smith Barney Inc. agrees to purchase the principal amount of Firm Securities set forth opposite its name.

         NAME                                     PRINCIPAL AMOUNT
         ----                                     ----------------
Salomon Smith Barney Inc.                           $400,000,000


Redemption provisions:              The Company may redeem the Securities prior
                                    to maturity, in whole or in part, at a
                                    redemption price equal to the sum of 100% of
                                    the principal amount, plus accrued interest
                                    to the redemption date, plus a make-whole
                                    premium. The make-whole premium is based on
                                    the present values of interest and principal
                                    payments that, but for the redemption, would
                                    have been payable, discounted at a rate
                                    equal to the Treasury Yield (as defined in
                                    the prospectus supplement) plus 20 basis
                                    points.

Sinking fund requirements:          None

Conversion provisions:              None

Initial conversion price:           N/A

Initial conversion date:            N/A

Final conversion date:              N/A

Delivery date:                      N/A

Minimum Contract:                   N/A

Maximum aggregate principal amount:

Fee:              65 basis points



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Other terms:

Salomon Smith Barney Inc. will reimburse the Company for certain expenses so that the all-in cost of this offering will not exceed an annualized rate of 6.3398%.

Section 4 of the Underwriting Agreement is hereby amended by adding the following section:

         "(f) At the applicable Closing Time, there shall not have been any downgrading from the ratings specified in the Terms Agreement of any debt securities of the Company by any `nationally recognized statistical rating organization' (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating)."

Section 8 of the Underwriting Agreement is hereby amended as follows:

1. Replace the words "any new outbreak of hostilities" in the second sentence with the words "any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress".

2. Add the words at the end of the second sentence "or (iii) any major disruption of settlements of securities or clearance services in the United States."



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

                                       SALOMON SMITH BARNEY INC.


                                       By  /s/ J.P. BUYZE
                                         ---------------------------------------
                                       Address for Notices:
                                       338 Greenwich Street, 34th Floor
                                       New York, New York 10013







Accepted:

ANADARKO PETROLEUM CORPORATION

By /s/ AL RICHEY
  ------------------------------------
Title: Vice President and Treasurer



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